                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               __________________

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                Date of report:

                               December 13, 2000


                         Beasley Broadcast Group, Inc.
                         -----------------------------
                         (Exact Name of Registrant as
                             Specified in Charter)

                                    0-29253
                                    -------
                             (Commission File No.)

                                  65-0960915
                                  ----------
                                 (IRS Employer
                              Identification No.)

                                   Delaware
                                   --------
                         (State or Other Jurisdiction
                               of Incorporation)


                         3033 Riviera Drive, Suite 200
                             Naples, Florida 34103
                             ---------------------
                             (Address of Principal
                               Executive Offices)


                                 (941) 263-5000
                                 --------------
                            (Registrant's telephone
                          number, including area code)
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ITEM 5.  OTHER EVENTS

     On December 13, 2000, Beasley FM Acquisition Corp., an indirect wholly-owned subsidiary of Beasley Broadcast Group, Inc. entered into an amendment to the original agreement to acquire all of the outstanding common stock of Centennial Broadcasting Nevada, Inc. and all of the membership interests in Centennial Broadcasting, LLC for a revised aggregate purchase price, subject to certain adjustments, of approximately $113.5 million. The original purchase price, subject to certain adjustments, was approximately $137.5 million. Centennial Broadcasting Nevada, Inc. owns approximately 18.5% of the membership interests in Centennial Broadcasting, LLC. Centennial Broadcasting, LLC owns the radio stations KJUL-FM, KSTJ-FM and KKLZ-FM in Las Vegas, Nevada and WBYU-AM, WRNO-FM and KMEZ-FM in New Orleans, Louisiana. Beasley Broadcast Group, Inc. expects to finance this acquisition through its credit facility.

     The summary of the transaction described above is qualified by reference to the Equity Interest Purchase Agreement and the First Amendment to the Equity Interest Purchase Agreement, copies of which are exhibits hereto or incorporated by reference.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


       Beasley Broadcast Group, Inc.


By:            /s/ George G. Beasley
           -----------------------------
Name:     George G. Beasley
Title:    Chairman of the Board and Chief Executive Officer


By:            /s/ Caroline Beasley
           -----------------------------
Name:      Caroline Beasley
Title:     Vice President, Chief Financial Officer, Secretary,
             Treasurer and Director


Date:  December 13, 2000
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                                 EXHIBIT INDEX

2.1* Equity Interest Purchase Agreement of Centennial Broadcasting Nevada, Inc. and Centennial Broadcasting, LLC, dated June 2, 2000.

2.2 First Amendment to Equity Interest Purchase Agreement of Centennial Broadcasting Nevada, Inc. and Centennial Broadcasting, LLC, dated December 13, 2000.

99.1  Press Release for Equity Interest Purchase Agreement.

* Incorporated by reference to Beasley Broadcast Group, Inc.'s Current Report on Form 8-K dated June 2, 2000